Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-172031) pertaining to the 2004 Stock Option Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan, and

(2)	Registration Statement (Form S-8 No. 333-177306) pertaining to the NeoPhotonics Corporation 2011 Inducement Award Plan

of our report dated September 14, 2011, with respect to the financial statements of Santur Corporation for the year ended December 25, 2010, included in this Current Report (Form 8-K/A) of NeoPhotonics Corporation.

/s/ Ernst & Young LLP

Redwood City, California

December 16, 2011